UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2008 (September 29, 2008)

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Youth Pioneer Park
Tai’an Economic and Technological Development Zone
Tai’an City, Shandong Province 271000
People’s Republic of China
(Address of principal executive offices)

(86-538) 856-0618
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure

On September 29, 2008, ShengdaTech, Inc. (the “Company”) issued a press release updating its acquisition of Jinan Fertilizer Co., Ltd. and the relocation of Bangsheng Chemical Co., Ltd., its subsidiary. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.

On October 1, 2008, the Company issued a press release confirming that it does not sell melamine to dairy farmers or milk processors in China. A copy of the press release is attached as Exhibit 99.2 to this report on Form 8-K.

On October 2, 2008, the Company issued a press release announcing that its addition of a major manufacturer in China as new customer. A copy of the press release is attached as Exhibit 99.3 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of ShengdaTech, Inc., dated September 29, 2008.
99.2	Press Release of ShengdaTech, Inc., dated October 1, 2008
99.3	Press Release of ShengdaTech, Inc., dated October 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 2, 2008

ShengdaTech, Inc.

By:	/s/ Xiangzhi Chen
Xiangzhi Chen,
President and Chief Executive Officer